SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 26, 2004

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Franklin Road, Suite 400

Brentwood, Tennessee  37027

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (615) 373-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 .14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

The information contained in this Form 8-K (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 2.02              Results of Operations and Financial Condition

On October 26, 2004, Community Health Systems, Inc. (the “Company”), announced operating results for the three and nine months ended September 30, 2004.  A copy of the related press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 7.01              Regulation FD Disclosure

The following table sets forth selected information concerning the updated projected consolidated operating results of the Company for the years ending December 31, 2004 and 2005.  These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

The following is provided as guidance to analysts and investors:

	2004 Projection Range	2005 Projection Range
Net operating revenues (in millions)	$3,300 to $3,330	$3,700 to $3,750
Adjusted EBITDA (in millions)	$500 to $506 (a)	$560 to $580 (a)
Income from continuing operations per share - diluted	$1.53 to $1.56 (b)	$1.78 to $1.88 (b)
Net income per share - diluted	$1.47 to $1.50 (b)	$1.78 to $1.88 (b)
Same hospitals annual admissions growth	1.0% to 2.0%	1.5% to 3.0%
Weighted average diluted shares (in millions)	106 to 106.5 (b)	98 to 99 (b)
Acquisitions of new hospitals	2	2 to 4

For Footnotes (a) and (b) see page 3.

The following assumptions were used in developing the guidance provided above:

•                                          The revised 2004 projection range reflects the reclassification of three hospitals, to discontinued operations for the full year of 2004.  Two of these hospitals have been sold, and one of these hospitals is being held for sale.  These three hospitals account for 173 of the Company’s licensed beds and approximately 1.0% of net revenue with an estimated low-single digit EBITDA margin.  Also reflected in the Company’s revised 2004 projection range is the negative impact of a series of hurricanes, loss from early extinguishment of debt relating to the refinancing of the Company’s credit agreement and expenses incurred in connection with the registration and offering of common stock of certain of the Company’s selling stockholders and the repurchase of common stock by the Company.

•                                          The Company’s fourth quarter income from continuing operations guidance is $0.40 to $0.43 per share-diluted.

•                                          The 2005 projection range reflects the expiration of a lease in the fourth quarter of 2004 related to one hospital whose current lease term is scheduled to expire in November 2004.  This hospital accounts for 99 of the Company’s licensed beds and approximately 0.5% of net revenue with an estimated high-single digit EBITDA margin.

•                                          The weighted average diluted shares reflect the estimated impact of the purchase and retirement by the Company of 12 million shares of its common stock, effective September 27, 2004.

•                                          On August 12, 2004, the Company entered into a $100 million interest rate swap agreement to limit the cash flow effect of changes in interest rates on a portion of our long-term borrowings.  Under this agreement, the Company pays interest quarterly at an annualized fixed interest rate of 3.586% for a term ending August 29, 2008.  On payment dates, the Company receives an offsetting variable rate of interest payment from a counterparty based on the three month London Inter-Bank Offer Rate, excluding the margin paid under the credit agreement on a quarterly basis, which is currently 175 basis points.

•                                          To fund the purchase of the 12 million shares on September 27, 2004, the Company borrowed approximately $260 million under its revolving credit facility with the balance of the funding ($30.5 million) coming from available cash.  For the purpose of providing 2005 projection range guidance, the Company has assumed that other long-term financing will be obtained to repay this borrowing for 2005 with an estimated 7.0% interest rate.  In addition to the impact of this refinancing, future LIBOR rates for borrowings under the Company’s $1.625 billion Amended and Restated Credit Agreement are projected to increase based on the forward yield curve and other economic forecasts.

•                                          Expressed as a percent of net operating revenues, provision for bad debts is projected to be approximately 10.3% to 10.5% for 2004 and 2005.

•                                          Capital expenditures are as follows (in millions):

	Actual 2003	Guidance 2004	Guidance 2005
Total	$146	$157 to $165	$170 to $180

•                       Expressed as a percent of net operating revenues, total depreciation and amortization is projected to be approximately 4.6% to 4.9% for 2004 and 2005; however, this is a fixed cost and the percentages may vary as revenue varies.

•                       Expressed as a percentage of income before income taxes, provision for income tax is projected to be approximately 39.2% to 39.6% for 2004 and 39.0% to 39.3% for 2005.

Footnotes from page 2

(a)                      EBITDA consists of income before interest, income taxes and depreciation and amortization.  Adjusted EBITDA is EBITDA adjusted to exclude loss from early extinguishment of debt and minority interest in earnings.  We have from time to time sold minority interests in certain of our subsidiaries or acquired subsidiaries with existing minority interest ownership positions.  We believe that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors our Company’s portion of EBITDA generated by our operations.  We use adjusted EBITDA as a measure of liquidity.  We have included this measure because we believe it provides investors with additional information about our ability to incur and service debt and make capital expenditures.  Adjusted EBITDA is the key component in the determination of our compliance with some of the covenants under our senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.  The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity.  Our calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to our net cash provided by operating activities as presented in the above guidance:

	2004 Projection Range		2005 Projection Range
	(in millions)		(in millions)
Adjusted EBITDA	$500	$506	$560	$580
Taxes and interest expense	(184)	(186)	(219)	(219)
Other non-cash expenses and net changes in operating assets and liabilities	(6)	—	(21)	(21)
Net cash provided by operating activities	$310	$320	$320	$340

(b)                     The inclusion of the assumed conversion of convertible notes for purposes of fully diluted calculation is expected to cause a $0.05 projected decrease in the reported net income per share in 2004 and a $0.09 projected decrease in the reported income per share in 2005.  Accordingly, for purposes of providing guidance, we have assumed the conversion of the convertible notes (after tax interest savings of $8.7 million and 8.6 million shares added to the calculation of fully diluted earnings per share).

The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.  Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company.  Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements.  A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the

Company’s expected results to differ materially from those expressed in this filing.  These factors include, among other things:

•                              general economic and business conditions, both nationally and in the regions in which we operate;

•                              demographic changes;

•                              existing governmental regulations and changes in, or the failure to comply with, governmental regulations;

•                              legislative proposals for healthcare reform;

•                              the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which includes specific reimbursement changes for small urban and non-urban hospitals;

•                              our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

•                              changes in inpatient or outpatient Medicare and Medicaid payment levels;

•                              uncertainty with the Health Insurance Portability and Accountability Act of 1996 regulations;

•                              increases in wages as a result of inflation or competition for highly technical positions and rising supply cost due to market pressure from pharmaceutical companies and new product releases;

•                              liability and other claims asserted against us, including self-insured malpractice claims;

•                              competition;

•                              our ability to attract and retain qualified personnel, including key management, physicians, nurses and other health care workers;

•                              trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•                              changes in medical or other technology;

•                              changes in generally accepted accounting principles;

•                              the availability and terms of capital to fund additional acquisitions or replacement facilities;

•                              our ability to successfully acquire and integrate additional hospitals;

•                              our ability to obtain adequate levels of general and professional liability insurance;

•                              potential adverse impact of known and unknown government investigations;

•                              timeliness of reimbursement payments received under government programs; and

•                              the other risk factors set forth in our public filings with the Securities and Exchange Commission.

The consolidated operating results for the quarter and nine months ended September 30, 2004, are not necessarily indicative of the results that may be experienced for any future quarter or for any future fiscal year, including this fiscal year.

The Company cautions that the annual projections for 2004 and 2005 set forth herein are given as of the date hereof based on currently available information.  The Company is not undertaking any obligations to update these projections as conditions change or other information becomes available.

ITEM 9.01  Financial Statements and Exhibits

Exhibits

The following exhibits as furnished herewith:

99.1  Community Health Systems, Inc. Press Release dated October 26, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2004	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board,
President and Chief Executive Officer
(principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director
(principal financial officer)

	By:	/s/ T. Mark Buford
T. Mark Buford
Vice President and Corporate Controller
(principal accounting officer)

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated October 26, 2004